UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2013

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

5001 South Miami Boulevard, Suite 300
Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2013, Tranzyme, Inc. (the “Company”) entered into a Severance Agreement with David Moore, the Company’s Chief Business Officer (the “Severance Agreement”).  The Company also entered into a Retention and Change in Control Agreement with Rhonda L. Stanley, the Company’s corporate controller, principal financial officer and principal accounting officer (the “Retention Agreement”).

Pursuant to the Severance Agreement, if Mr. Moore’s employment is terminated without Cause (as defined in the Severance Agreement) other than by reason of his death or disability, and is not in immediate anticipation of, concurrently with, or within twelve months following a Change of Control (as defined in the Severance Agreement), subject to his execution of a customary separation agreement and unrevoked release, he shall be entitled to receive (i) salary continuation for the six month period immediately following the date of termination at the rate in effect at termination and subject to reduction on a dollar for dollar basis by any compensation received in connection with any employment or consulting relationship with any other person or entity during such six month period, such salary payable starting within 60 days of the date of termination with the first installment to cover amounts retroactive to the day immediately following the date of termination and (ii) if Mr. Moore was participating in the Company’s group health plan immediately prior to the date of termination and elects health continuation under COBRA, monthly cash payments in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Moore for the period of six months following the date of termination or until such sooner date as Mr. Moore begins employment with another employer. This agreement supplements Mr. Moore’s Change in Control Agreement, effective as of November 2, 2011, by and between the Company and Mr. Moore, previously filed with the SEC on November 10, 2011 as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, dated November 10, 2011, provided, that in no event shall Mr. Moore be entitled to pay and benefits under both his Severance Agreement and Change in Control Agreement.

The foregoing summary of the Severance Agreement is qualified in its entirety by reference to the agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Pursuant to the Retention Agreement, Ms. Stanley will receive a retention bonus in an amount equal to 50% of her then annual base salary, less applicable deductions and withholdings, if she remains employed by the Company until September 30, 2013.  Additionally, if her employment is terminated without Cause (as defined in the Retention Agreement) other than by reason of her death or disability prior to September 30, 2013, and is not in immediate anticipation of, concurrently with, or within twelve months following a Change of Control (as defined in the Retention Agreement), subject to Ms. Stanley’s execution of a customary separation agreement and unrevoked release, she shall be entitled to receive (i) salary continuation for the six month period immediately following the date of termination at the rate in effect at termination and subject to reduction on a dollar for dollar basis by any compensation received in connection with any employment or consulting relationship with any other person or entity during such six month period, such salary payable starting within 60 days of the date of termination with the first installment to cover amounts retroactive to the day immediately following the date of termination and (ii) if Ms. Stanley was participating in the Company’s group health plan immediately prior to the date of termination and elects health continuation under COBRA, monthly cash payments in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Ms. Stanley for the period of six months following the date of termination or until such sooner date as Ms. Stanley begins employment with another employer.

In addition, if her employment is terminated without Cause or for Good Reason (each as defined in the Retention Agreement)  in immediate anticipation of, concurrently with, or within twelve months following a Change of Control (as defined in the Retention Agreement), subject to Ms. Stanley’s execution of a customary separation agreement and unrevoked release, she shall be entitled to receive (i) six months annual salary at the rate in effect at termination payable in lump sum, (ii) an amount equal to the percentage of her annual base salary received as a bonus payment for the calendar year immediately preceding the year of termination multiplied by her base salary received in the year of termination excluding the amount described in the preceding clause (i), payable in lump sum, and (iii) an amount equal to the cost of the premium for continued health insurance coverage at the same average level and on the same terms and conditions which applied immediately prior to the date of termination for six months from the date termination, paid directly to the Company’s health insurance provider, provided Ms. Stanley properly elects and maintains continued health insurance.  If Ms. Stanley was not participating in the Company’s group health insurance plan at the time of her termination of employment, the Company shall pay in lieu of the amount described in clause (iii) such amount equal to the monthly payment Ms. Stanley is making to obtain individual health insurance coverage at the same level and on the same terms and conditions which applied immediately prior to the date of termination, subject to Ms. Stanley providing satisfactory proof of her payment of premiums in accordance with the Company’s normal expense reimbursement policy.

The foregoing summary of the Retention Agreement is qualified in its entirety by reference to the agreement which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01.                               Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Severance Agreement dated as of February 8, 2013 by and between Tranzyme, Inc. and David Moore.
10.2	Retention and Change in Control Agreement dated as of February 8, 2013 by and between Tranzyme, Inc. and Rhonda L. Stanley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2013	Tranzyme, Inc.

	By:	/s/Vipin K. Garg, Ph.D.
Name: Vipin K. Garg, Ph.D.
Title: President and Chief Executive Officer